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                                                                  EXHIBIT 10.10

                                                      LONG TERM DISABILITY PLAN
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The Aristech Chemical Corporation Long Term Disability Plan provides continuation of income in the event you are unable to work because of an accident or sickness. Your benefit is based on compensation which includes your base salary and annual variable bonus.

The benefits described in this summary outline the essential features of the individual and special group insurance contract in general terms for participants age 60 and under. The official and controlling provisions are contained in the contracts themselves. In the event of a discrepancy, the contract provisions will prevail. In this summary, Aristech Chemical Corporation is referred to as the "Company", and the Long Term Disability Plan is referred to as the "LTDP" or the "Plan."

OVERVIEW
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         o The Long Term Disability Plan provides you with income should you be sick or hurt and unable to work.

         o Disability benefits commence 180 days form the date of your disability.

         o Disability benefits continue until you reach age 65 (so long as you are disabled).

         o Eligible compensation includes your base salary plus the average of your annual variable bonus for the last three years.




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PLAN PROVISIONS
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ELIGIBILITY                      You are eligible to participate in the Plan if
                                 you are on the Corporate Management Committee or a key executive selected by the Executive Committee of the Board of Directors.

PARTICIPATION                    Before coverage begins, you must:

                                 1. Complete a Confidential Questionnaire.

                                 2. Cooperate in providing disability insurance
                                    underwriting requirements which may
                                    include, but are not limited to, a medical exam, if requested.

                                 3. Complete enrollment forms and sign
                                    insurance application(s).

                                 4. Submit all forms to Mullin Consulting,
                                    Inc., the Company's consultant for the
                                    Plan.

COVERAGE COMMENCES               New coverage will be subject to approval by
                                 the insurance carrier. Your individual
                                 coverage does not commence until the insurance carrier issues a policy. If the insurance carrier does not approve the issuance of individual coverage, your benefit will be limited to the amount provided by the special group contract.


PLAN BENEFITS                    Your benefit will be 60% of base salary plus
                                 annual variable bonus, up to a maximum monthly benefit amount of $15,000.

                                 The first $6,000 of your monthly benefit will be provided through a Paul Revere special group insurance contract. (A separate Summary Plan Description for the special group coverage will be provided by Paul Revere). Any coverage in excess of $6,000 a month will be provided by an individual Paul Revere contract. This summary describes the provisions of the individual contract only.

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PLAN PROVISIONS
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ELIMINATION PERIOD              The benefits provided under the individual
                                contract will commence 180 days after you have become totally disabled.

MAXIMUM BENEFIT                 TOTAL DISABILITY STARTING:     BENEFITS PAYABLE:
PERIOD FOR TOTAL                Before age 61                  To Age 65
DISABILITY                      At age 61 but before age 62    48 months
                                At age 62 but before age 63    42 months
                                At age 63 but before age 64    36 months
                                At age 64 but before age 65    30 months
                                At age 65 but before age 75    24 months
                                At or after age 75             12 months

BENEFIT INCREASES               Future increases in coverage will occur once
                                each year on a pre-determined date selected by the Company. When you receive an increase in compensation, the amount of disability coverage will increase on the next "Coverage Adjustment
                                Date." Currently, the Coverage Adjustment Date is June 1. Provision has been made to allow automatic increases in coverage up to the insurance carrier's limit. If your benefit exceeds that limit, you will be required to provide evidence of insurability, and your benefit will be limited to the amount of coverage issued by the insurance carrier.

TAXATION OF                     The Company will include an amount equal to the
DISABILITY BENEFITS             total annual premium for both your group and
                                individual coverage in your reportable income, which will cause any benefit payments you receive to be income tax free.

TERMINATION                     Your individual coverage ends when you terminate
                                employment with the Company, unless you elect to continue the coverage at your expense.

                                The Company must be notified in writing within 60 days after your termination date that you wish to continue the policy.

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PLAN PROVISIONS
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DEFINITION OF                   Your monthly benefit will be determined once
COMPENSATION                    each year based on the combined total of the
                                following:

                                1.  Your base salary as of the Coverage
                                    Adjustment Date, plus

                                2. The average of your annual variable bonus for the last three years.

                                If you have not been eligible for three bonuses, your benefit will be based on the average of the number of bonuses actually received. If you have been eligible for three bonuses but received no bonus for one or more years, your benefit will be based on the average of three which may include zero for one or more years.

EXAMPLE OF                      At the time of your benefit adjustment, your
COMPENSATION                    compensation considered in determining your
                                coverage will be calculated as follows:

                                    Current Salary           $200,000
                                    Average Bonus             100,000
                                                             --------
                                    Eligible Compensation    $300,000


                                ----------------------------------------------

                                                      Annual Variable Bonus
                                                      ---------------------
                                   Most Recent              $125,000
                                   Preceding Year           $100,000
                                   2 Years Preceding        $ 75,000
                                   -----------------        --------
                                   3-Year Average           $100,000

                                -----------------------------------------------


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CONTRACT PROVISIONS
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RENEWING COVERAGE               Your individual insurance contract is guaranteed
                                renewable for your lifetime, as long as you continue to work. Should you terminate employment at the Company, you have the option of continuing the coverage at your expense. Premium rates will be based on your age as of the original effective date of your coverage if you are under age 65. If you are 65 or older, rates will be based on your attained age and the rates in effect at the time of your renewal.

TOTAL DISABILITY                You are considered totally disabled by the
                                insurance carrier if you are unable to perform the substantial and material duties of your own occupation and are under the care of a physician.

PRESUMPTIVE CLAUSE              If injury or sickness results in the total and
                                permanent loss of speech, hearing in both ears, sight in both eyes, or use of two limbs, you will be considered totally disabled even if you are able to work and are not under the care of a physician.

RESIDUAL DISABILITY             Residual disability benefits are paid in
BENEFITS                        accordance with contract provisions when you
                                suffer a loss of compensation of at least 20% after returning to work from a disability.

RECOVERY BENEFIT                A recovery benefit is payable if you return to
                                work full time, are not eligible for any other disability benefit under the policy, and suffer an income loss of at least 20%. The amount of your benefit will be based on contract provisions.

COST OF LIVING                  After you have been totally or residually
ADJUSTMENT                      disabled for 12 months, your benefit will be
                                increased 4% annually while you continue to be disabled until age 65.


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CONTRACT PROVISIONS
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BENEFIT INDEXING                An indexing provision prevents the residual
                                benefit from being reduced due to inflation.
                                Commencing after 12 months of continuous disability, the insurance carrier will adjust your prior compensation on an annual basis while you continue to be disabled until age 65.

RECURRENT DISABILITY            Any disability which recurs within 12 months
                                will be considered the same disability and not subject to a new 180-day elimination period.

SURVIVOR BENEFIT                If you should die prior to age 65 while
                                receiving total disability benefits, your survivor will receive an added one-time benefit of three times the maximum monthly amount paid in a lump sum.

REHABILITATION                  Rehabilitation benefits are provided in the
                                event of total and/or residual disability.

BENEFITS AFTER AGE 65 IF        You may be required to provide proof that you
YOU ARE ACTIVELY                are actively at work after age 65. The benefit
EMPLOYED                        period will be as shown under "Maximum Benefit
                                Period for Total Disability."

HOSPITAL CONFINEMENT            Your individual insurance will terminate at
OPTION IF YOU ARE NOT           the end of the premium paying period after
ACTIVELY EMPLOYED               you terminate employment if you are not actively
                                employed and are 65 or older. At that time, Paul
                                Revere offers a hospital confinement indemnity benefit which will pay you $100 per day while you are confined in a legally operated hospital because of an injury or sickness. You will be responsible for the cost of this coverage.


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CONTRACT PROVISIONS
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EXCLUSIONS AND                  Disability due to war or an act of war is not
RESTRICTIONS                    covered.

                                Disability due to complications arising from pregnancy or childbirth are covered during and following the elimination period.

                                Pre-existing conditions misrepresented or not disclosed on your application are not covered. "Pre-existing conditions" mean a sickness or physical condition for which, prior to the effective date of the policy, symptoms existed that would cause an ordinarily prudent person to seek diagnosis, care, or treatment, or for which medical advice or treatment was recommended by or received from a physician.

                                Normally, no claim for disability commencing after two reduced or denied because of a sickness or physical condition that was not specifically excluded by name at the date of issuance of the policy.

ADMINISTRATION                  This Plan is administered by the Administrator,
                                which includes the Chairman & CEO, Senior Vice
                                President & CFO, President & COO. The
                                Administrator has the right to interpret the Plan and all other matters that might arise under the terms of the Plan. With certain exceptions, the Company reserves the right to amend or partially or completely terminate the Plan. If the Plan is completely terminated, you may retain your Paul Revere individual contract at your own expense.


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